Exhibit 3.125

CERTIFICATE OF FORMATION

OF

PEABODY COALTRADE INTERNATIONAL, LLC

1. The name of the limited liability company is PEABODY COALTRADE INTERNATIONAL, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of formation shall be effective on June 30, 2004.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of PEABODY COALTRADE INTERNATIONAL, LLC this 29th day of June, 2004.

/s/ THOMAS W. DIETRICH
THOMAS W. DIETRICH
AUTHORIZED PERSON

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

PEABODY COALTRADE INTERNATIONAL, LLC

1.	The name of the limited liability company Is:

Peabody COALTRADE International, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is COALTRADE International, LLC.”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 15th day of December, 2004.

PEABODY COALTRADE INTERNATIONAL LLC

By:	/s/ Walter L. Hawkins, Jr.
Its:	Walter L. Hawkins, Jr., Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

COALTRADE INTERNATIONAL, LLC

The name of the limited liability company is:

COALTRADE International, LLC

2.	Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody COALTRADE International (CTI), LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 13th day of May, 2009.

Peabody Investments Corp. its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its:	Vice President & Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability

Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is PEABODY COALTRADE INTERNATIONAL (CTI), LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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